UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BENAIAH HOLDINGS GROUP, INC.
(Name of registrant as specified in its charter)

Nevada	8999
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2015 Ayrsley Town Blvd Suite 202
Charlotte, NC 28273
Tel 1-704-336-9382
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

8337 Vermilion Dr.
Charlotte, NC 28215
Tel: (888) 284-3821
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Harold P. Gewerter, Esq.

Gewerter & Dowling

1212 S. Casino Center Dr.  Las Vegas, Nevada 89104

Telephone: (702) 382-1714, Facsimile: (702) 382-1759

E-mail: harold@gewerterdowling.com

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  X  .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one);

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security(1) ($)	Proposed Maximum Aggregate Offering Price(1) ($)	Amount of Registration Fee ($)

Selling Shareholders	14,550,000	0.20	2,910,000	$338.14(2)

(1)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933.

(2)

Previously paid $6.00.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be amended. The Registrant may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED _________, 2015

PRELIMINARY PROSPECTUS

Benaiah Holdings Group, Inc.

14,550,000 SHARES OF COMMON STOCK

OFFERING PRICE $0.20 PER SHARE

This prospectus relates to the offering (the Offering”) by Benaiah Holdings Group, Inc. (the “Company”, “us”, “we”, our”) of 14,550,000 shares by our Selling Shareholders. The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 350 days.

AN INVESTMENT IN OUR SECURITIES IS SPECULATIVE. INVESTORS SHOULD BE ABLE TO AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 8 BEFORE INVESTING IN OUR COMMON STOCK.

Prior to this Offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.20 per share in relation to this Offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We may never be approved for trading on any exchange. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _______________

TABLE OF CONTENTS

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

PROSPECTUS SUMMARY

This Prospectus and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section beginning on Page 8 of this Prospectus and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section beginning on page 29 of this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 8, and the consolidated financial statements, before making an investment decision.

Corporate Background and Business Overview

Benaiah Holdings Group, Inc. is a development stage company. We were incorporated under the laws of the state of North Carolina on July 9, 2014 and invest in high growth potential companies in industries such as: Residential and Commercial Real Estate, Technology and Retail and Wholesale Product. Our fiscal year end is June 30 and we have no subsidiaries. On July 1, 2015, the Company formed a wholly-owned subsidiary, Zapion Products, Inc. which has a license to market Zap-Away.

Our business offices are currently located at 2015 Ayrsley Town Blvd Suite 202 Charlotte NC 28273. Our telephone number is 1-704-336-9382.

We have two executive officers, Mr. John C. Parks and Mr. Mark A. Jones, who also serve as our directors.

We are a development stage company that has generated no revenues and has had limited operations to date. From July 9, 2014 (date of inception) to March 31, 2015 we have incurred accumulated net losses of $11,186. As of March 31, 2015, we had $5,198 in current assets and current liabilities of $13,339. Through March 31, 2015 we have issued an aggregate of 14,550,000 shares of our common stock since our inception through the private placement of our common stock for total proceeds of approximately $2,595. Since our inception we have not made any significant purchase or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations.

Due to the uncertainty of our ability to meet our current operating and capital expenses, our independent auditors have included a going concern opinion in their report on our audited financial statements for the period July 31, 2014. The notes to our financial statements contain additional disclosure describing the circumstances leading to the issuance of a going concern opinion by our auditors.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Summary of the Offering

Shares of common stock being offered by the Registrant:	14,550,000 shares (the “Maximum Offering”) of the Selling Shareholder’s common stock.

Offering price:	$0.20 per share of common stock.

Number of shares outstanding before the Offering:	As of June 17, 2015 we had 39,050,000 shares of our common stock issued and outstanding, and no issued and outstanding convertible securities.

Number of shares outstanding after the Offering	39,050,000 if all of the shares being offered are sold

Market for the common stock:

There is no public market for our common stock. After the effective date of the registration statement of which this prospectus is a part, we intend to seek a market maker to file an application on our behalf to have our common stock quoted on the Over-the-Counter Bulletin Board. We may never be approved for trading on any exchange. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that a trading market for our stock will develop be sustained if developed

Use of Proceeds:	No proceeds to the Company.

Risk Factors:	See the “Risk Factors” beginning on page 8 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Dividend Policy:	We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

Summary Financial Data

The following summary financial information for the period from July 9, 2014 (date of inception) through July 31, 2014, includes statement of expenses and balance sheet data from our audited financial statements. The information contained in this table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and the financial statements and accompanying notes included in this prospectus.

Our financial status creates substantial doubt whether we will continue as a going concern.

Statement of Operations

	Period from Inception (July 9, 2014) To July 31, 2014		Three Months ended March 31, 2015 (Unaudited)

Revenues	$	−	-
Total expenses		$3,160	2,158
Net loss		$3,160	2,158

Balance Sheet Data

	July 31, 2014	March 31, 2015 (Unaudited)

Total assets	$5,583	5,198
Total liabilities	$5,998	13,339
Total liabilities and stockholders’ equity (deficit)	$5,583	(8,141)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in our Company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth could be seriously harmed. As a result, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Relating to Our Business

There is uncertainty regarding our ability to continue as a going concern, indicating the possibility that we may be required to curtail or discontinue our operations in the future. If we discontinue our operations, you may lose all of your investment.

We have incurred net losses of $11,186 from our inception on July 9, 2014 to March 31, 2015 and have completed only the preliminary stages of our business plan. We anticipate incurring additional losses before realizing any revenues and will depend on additional financing in order to meet our continuing obligations and ultimately, to attain profitability. We anticipate that our current cash assets will be extinguished by December 31, 2015. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. If we are unable to obtain additional financing from outside sources and eventually produce enough revenues, we may be forced to sell our assets, or curtail or discontinue our operations. If this happens, you could lose all or part of your investment.

We are in an early stage of development. If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

We were incorporated on July 9, 2014. We have no customers, and we have not earned any revenues to date. Our business prospects are difficult to predict because of our limited operating history, early stage of development, and unproven business strategy. Our primary business activities will be focused

We expect to suffer losses in the immediate future that may cause us to curtail or discontinue our operations.

We expect to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development of our social networking website and our business operations, generally. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will almost certainly fail.

We have limited sales and marketing experience, which increases the risk that our business will fail.

Our officers, who will be responsible for marketing have only nominal sales and marketing experience. Further, we have budgeted only $5,000 toward sales and marketing efforts over the next 12 months, which by industry standards is a very limited amount of capital with which to launch our effort. Given the relatively small marketing budget and limited experience of our officers, there can be no assurance that such efforts will be successful. Further, if our initial efforts to create a market are not successful, there can be no assurance that we will be able to attract and retain qualified individuals with marketing and sales expertise to attract customer. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan. We will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months. If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing. Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

If our estimates related to future expenditures are erroneous or inaccurate, our business will fail and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of our future cost expenditures for legal and accounting services (including those we expect to incur as a publicly reporting company), for website marketing and development expenses, and for administrative expenses, which management estimates to be approximately between $25,000 and $45,000 over the next twelve months. If such estimates are erroneous or inaccurate, or if we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and the loss of your entire investment.

Our auditor has raised substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

We are a small company with limited resources relative to our competitors and we may not be able to compete effectively.

Our competitors have longer operating histories, greater resources and name recognition, and a larger base of customers than we have. As a result, these competitors will have greater credibility with our potential customers. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their services than we may be able to devote to our services. Therefore, we may not be able to compete effectively and our business may fail.

The loss of the services of either of our officers or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services.

The development of our website and the marketing of our services will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers, John C. Parks and Mark A. Jones who are developing our business, and on our ability to identify and retain competent consultants and employees with the skills required to execute our business objectives. The loss of the services of either of our officers or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services, which could adversely affect our financial results and impair our growth.

Our officers and directors have conflicts of interest in that they have other time commitments that will prevent them from devoting full-time to our operations, which may affect our operations.

Because our officers and directors, who are responsible for all our business activities, do not devote their full working time to operation and management of us, the implementation of our business plans may be impeded. Our officers and directors have other obligations and time commitments, which will slow our operations and may reduce our financial results and as a result, we may not be able to continue with our operations. Additionally, when they become unable to handle the daily operations on their own, we may not be able to hire additional qualified personnel to replace them in a timely manner. If this event should occur, we may not be able to reach profitability, which might result in the loss of some or all of your investment in our common stock.

Risks Relating to Our Common Stock

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop or be sustained after this Offering. After the effective date of the registration statement of which this prospectus is a part, we intend to identify a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the Over-the-Counter Bulletin Board. We must satisfy certain criteria in order for our application to be accepted. We may never be approved for trading on any exchange. We do not currently have a market maker willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board or a public market for our common stock may not materialize if it becomes quoted.

If our securities are not eligible for initial or continued quotation on the Over-the-Counter Bulletin Board or if a public trading market does not develop, purchasers of the common stock in this Offering may have difficulty selling or be unable to sell their securities should they desire to do so, rendering their shares effectively worthless and resulting in a complete loss of their investment.

If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934, we will continue as a reporting company and will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through June 30, 2015, including a Form 10-K for the year ended June 30, 2015, assuming this registration statement is declared effective before that date. At or prior to June 30, 2015, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on June 30, 2015. If we do not file a registration statement on Form 8-A at or prior to June 30, 2015, we will continue as a reporting company and will not be subject to the proxy statement requirements of the 1934 Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

Because we will be subject to “penny stock” rules once our shares are quoted on the Over-the-Counter Bulletin Board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges). The penny stock rules require a broker-dealer to deliver to its customers a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market prior to carrying out a transaction in a penny stock not otherwise exempt from the rules,. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules. If a trading market does develop for our common stock, these regulations will likely be applicable, and investors in our common stock may find it difficult to sell their shares.

Financial Industry Regulatory Authority (FINRA) sales practice requirements may also limit your ability to buy and sell our stock, which could depress our share price.

FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares, depressing our share price.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold pursuant to this Offering, you may not be able to resell the shares in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

Our common stock ownership is highly concentrated. Through ownership of shares of our common stock, two shareholders who are also officers beneficially own approximately 90% of our total outstanding shares of common stock before this offering. As a result of the concentrated ownership of the stock, these stockholders, acting alone, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.

If quoted, the price of our common stock may be volatile, which may substantially increase the risk that you may not be able to sell your shares at or above the price that you may pay for the shares.

Even if our shares are quoted for trading on the Over-the-Counter Bulletin Board following this Offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

•

variations in quarterly operating results;

•

our announcements of significant contracts and achievement of milestones;

•

our relationships with other companies or capital commitments;

•

additions or departures of key personnel;

•

sales of common stock or termination of stock transfer restrictions;

•

changes in financial estimates by securities analysts, if any; and

•

fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

The stock market has experienced extreme price and volume fluctuations and if we face a class action suit due to the volatility of the price of our common stock, regardless of the outcome, such litigation may have an adverse impact on our financial condition and business operations.

The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management’s attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

Because we do not intend to pay any dividends on our common stock; holders of our common stock must rely on stock appreciation for any return on their investment.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

Any future additional issuances of our common stock may result in immediate dilution to existing shareholders.

We are authorized to issue up to 75,000,000 shares of common stock, of which 39,050,000 shares are issued and outstanding as of the date of this prospectus. Our Board of Directors has the authority, without the consent of any of our stockholders, to cause us to issue additional shares of common stock, and to determine the rights, preferences and privileges attached to such shares. The sale of our common stock pursuant to this prospectus, and any future additional issuances of our common stock will result in immediate dilution to our existing shareholders’ interests, which may have a dilutive impact on our existing shareholders, and could negatively affect the value of your shares.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics. While our Board of Directors has adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and information relating to our business that are based on our beliefs, on assumptions made by us, or upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may,” “will,” “should,” “plans,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 8, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Management’s Discussion and Analysis of Financial Condition and Results of Operation section beginning on page 29 and the section entitled “Description of Our Business” beginning on page 17, and as well as those discussed elsewhere in this prospectus. Other factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

USE OF PROCEEDS

The Company will receive no proceeds from this selling shareholders sale.

CAPITALIZATION

The following table sets forth, as of July 31, 2014 and March 31, 2015, the capitalization of the Company on an actual basis, and the capitalization of the Company as adjusted to give effect to the sale of the Maximum Offering of common stock being offered hereby at the initial public offering price of $0.20 per share and the application of the estimated net proceeds as described in “Use of Proceeds.” This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.

	Actual as of July 31, 2014	March 31, 2015

Short-term Debt	5,998	13,339
Issued and Outstanding as Adjusted	3,045	3,045
Additional Paid in Capital	−	-
Accumulated Deficit	(3,160)	(11,186)
Shareholders’ Deficit	(415)	(8,141)
Total Capitalization	(415)	(8,141)
Shares Issued and Outstanding	14,550,000	14,550,000

DILUTION

As this is a selling shareholders offering there is no dilution in the price of the stock as a result of this registration.

DETERMINATION OF THE OFFERING PRICE

There is no established public market for our shares of common stock. The offering price of $0.20 per share was determined by us arbitrarily. We believe that this price reflects the appropriate price that a potential investor would be willing to invest in our Company at this initial stage of our development. This price bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

See “Plan of Distribution” for additional information.

DIVIDEND POLICY

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain any earnings to develop and market our services. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

MARKET FOR OUR COMMON STOCK

Market Information

There is no established public market for our common stock.

After the effective date of the registration statement of which this prospectus is a part, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker who is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a public market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

We have issued 39,050,000 shares of our common stock since our inception on July 9, 2014. There are no outstanding options, warrants, or other securities that are convertible into shares of common stock.

Holders

There were 36 holders of record of our common stock as of March 31, 2015.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

DESCRIPTION OF OUR BUSINESS

OVERVIEW

Benaiah Holdings Group, Inc. is a development stage company. We were incorporated under the laws of the state of North Carolina on July 9, 2014 and invest into high growth potential companies in industries such as: Residential and Commercial Real Estate, Technology and Retail and Wholesale Product Sales. Our fiscal year end is June 30, and we have one subsidiary at this time.  The company seeks to acquire wholly owned subsidiaries.

On July 1, 2015, the Company formed a wholly-owned subsidiary, Zapion Products, Inc.

Company Summary

Zapion Products,Inc, is a North Carolina Corporation that was incorporated on July 1, 2015 as a wholly owned subsidiary of  Benaiah Holdings Group, Inc. Zapion Products, Inc. has signed an exclusive worldwide license agreement to market a consumer product named ‘Zap-Away”. Zap-Away is a topical pain cream with homeopathic ingredients.  The product’s purpose is to help human beings suffering from pain. Zap-Away’s formula penetrates the skin to help reduce pain in the human body.  Zapion Products, Inc. was formed by its parent company, The Benaiah Holdings Group, Inc. as a consumer products and healthcare subsidiary.

The R&D phase of this product begin after a thorough study of the Analgesic product market. In attempts to find a product that didn’t just use cooling or warming sensations to distract, dull and block pain signals sent directly to the brain as its competitors, we created a more formidable product that actually heals and improves the overall quality of life for its patrons.

After years of prepping for design and engineering, programming, production, and product inspection we are ready and prepared for the next phase to deliver the product to the marketplace. Our current target market includes sports trainers, athletes, both professional and amateur, medical doctors from different specialties, chiropractors, physical therapists and business professionals. The company has set objectives and clearly defined the goals necessary to become profitable after year three of its product debut.

Product & Competition

The Analgesic product market has been closely contested by five main global brand operators, excluding private label. Bayer, Pfizer, Johnson & Johnson, Prestige Brands, and Sanofi hold a combined 47% market share, with Bayer and Pfizer leading the way with 15 and 14% respectively. Our mission was to develop a natural remedy unparalleled to other topical pain products that was measurably more effective that not only relieved pain but gets to the root of the pain and helps repair, heal and renew. What separates Zap-Away from other analgesic products is its ability to penetrate and absorb fast to provide fast effective long-lasting relief.

Its advanced formula uses a refined blend of pure all natural ingredients targeting the impaired region treating pain at its source. It stimulates improving circulation in the micro-capillary system in the ligaments and tendons, where most pain is felt. Pain relief from Zap-Away is a result from the body’s own self-healing. It can be applied several times a day without the harsh smells and greasy textures carried by its predecessors giving it a unique competitive advantage over similar products. With future pharmaceutical market growth shallowly dependent upon new and innovative additions, Zap-Away is entering the market at the right time. The company will distinguish itself and its market position by continuously reinventing and promoting the development of only all natural product selections for the consumer. Since our unique patented formula is already FDA approved the company aims to penetrate the Over The Counter (OTC) pharmaceutical market where new products traditionally find success.

Zap-Away will face off with the largest most dominant player engulfed in the world of analgesics the Internal analgesic market including aspirin, acetaminophen, and ibuprofen. Giving the staggering risk of overdose, recalls and other defects ways to safeguard still remain insufficient by some of the industry’s leading competitors and have remained constant throughout the years. Consumers are looking for alternative pain treatment modalities that will not only cope with pain but give them peace of mind in knowing that they can procure a product that uses all natural constituents.

A condition known as analgesic neuropathy which stems from extended or inappropriate misuse of analgesics. Medical studies linking aspirin, acetaminophen, and ibuprofen to health problems due to improper use and deficiencies have provided immense opportunities in the marketplace. Zap-Away will be marketed as a substitute for (reducing overdose risk with internal analgesics) or as a supplement to using (Zap-Away reducing the prescribed dosage of internal analgesics) when used for certain pain relief. Zap-Away is not used as a contraindicated for use with any other pain medication. Its broad based appeal is built upon reliability and its effectiveness in relieving pain, inflammation, and spasms associated with arthritis, bursitis, sciatic spasm, neck/back pain, tendonitis, tennis elbow, headaches, carpal tunnel syndrome etc.

Zap-Away will not be marketed as a one-dimensional product we will introduce and launch companion products that commensurate the overall promotion of the brand in order to create a synthesis to stimulate growth, expansion and maturity.

Production

The products effectiveness, evidenced clearly by anecdotal evidence, consumer surveys, endorsements, testimonials, and acute marketing campaigns will form the basis for future growth of the company. In addition to a plethora of other complementary products that will be introduce to the market, the launch product will aggressively be marketed as a pain management system for the next five to ten years. Future sales will be generated through the sale and purchasing of the product by the end-user, health professionals, athletes, gymnasiums, college campuses, convenience stores and retail outlets.

The invested capital will poised the company for first stage expansion. We have discovered several wholesale market vendors that have connections and personal relationships with some of the largest retail chains. Using our market strategy and other variances such as marketing campaigns, advertising, promotional campaigns will allow us enter these wholesale markets, simultaneous efforts will be made to develop research protocols.

Management is confident given the deployment of various marketing tactics coupled with the anecdotal evidence and personal testimonials will be strengthened by controlled studies that will design and help shape the physiological healing activity stimulated by the formula. By the product being all natural building awareness to its scientific properties will allow us to not only position ourselves in the underserved market of homeopathic product category but will assist in the transition in the formidable mainstream of topical analgesic products.

After year five the company has great intentions and should have produced enough revenue to be spun off in its own IPO. The long-term goal is for the company to become the entrepreneurial leader in the development of natural products for various segments of the healthcare market. The company plans to capture enough share of the topical analgesic market to become either a viable joint venture partner or a considerable acquisition candidate.

Uniqueness

The product formula and delivery system is proprietary. The formula is uniquely advanced and nearly provides immediate pain relief to the targeted area. Homeopathy and immunization have many similarities known namely as the principles of communalities which states that whatever a substance causes in large doses can stimulate an immune response to defend against it in a small dose. Its works in correlation to the body’s natural stimuli that creates a scientific balance with its natural ingredients that aids the body’s self-healing mechanism upon penetration.

A process known as micro-dosing which has given the homeopathy over 200 years of safety with no proven side effects or toxicity. Zap-Away superior performance will be directly contrasted to the vast majority of commercially successful topical analgesics, which contain counter-irritants, including capsaicin based products. These ingredients only cause a superficial inflammation of the skin which masks pain by deadening the sensation of the pain in the epidermal nerve endings only, or by distracting from the perception of pain by irritating an area near the pain source.

The Zap-Away formula has been developed with precision and balance and is a product that is safe and can be applied to all skin types.

An important feature to point out with Zap-Away that separates it from any of the other analgesic products currently on the market is that it's a topical treatment and not systemic treatment. Therefore it requires very little knowledge to use and is conducive to cross-merchandising in the mainstream analgesic category. Furthermore since Zap-Away is a formula of ingredients, it provides a broad spectrum of effects as compared to single remedies.

Management's own personal use and commitment to the Zap-Away product will substantiate and enhance marketability that will divinely speak to anyone who is in pain or anyone who knows someone who has experienced pain before.

Product Description

The product is a specialty consumer good that will be packaged as an individual novelty product that can be applied quickly that consumers can use conveniently on the go. The packaging is very inviting giving off a universal appeal that can easily resonate with consumers from a medicinal and recreational viewpoint. The product can be shipped in multiples, packages will range from a box of three, five and ten respectively that will stack easily on shelves giving it visibility and accessibility amongst some of the industries’ leading brands. The cream is greaseless, easy and pleasant to apply and far more durable than any other brands. Zap-Away will be sold directly to end-users, wholesale to retailers, distributors, and catalogues. With the help of focus groups, Surveys and questionnaires, will help us gauge usage habits, target demographics, Evaluate product support capabilities, consumer retention and loyalty, pricing, and repurchasing expectations.

The ingredients used are readily available through top quality-labs which control for purity and authenticity. The cream is also compatible with any medication being taken and will not alter effectiveness when used with other products.

Purchasers of the Product

Preliminary studies will be performed and tested through focus groups, industry professionals, and celebrity endorsers that will prove that our formula is a superior product to the latter. Anyone suffering from ailments seeking the comfort of relief including inflammatory pain, spasms associated with arthritis, bursitis, sciatic spasms, neck and back pain, tendonitis, tennis elbow, tension headache, Achilles tendonitis, and carpal tunnel syndrome. Those suffering from these particular perils will be a potential customer for our product. Professional boxer and former champion Roy Jones Jr. has been using the product for the past couple of years prior to his workouts, competition, and for general purposes. He says that there is no product better for the contusion of the quadriceps, biceps and also uses it to relieve headaches. He has also reported shorter recovery times as result from using Zap-Away and also purports that using the formula pre-workout yields less cramping, fatigue and soreness.

Market Analysis

The United States represents the largest market worldwide with Europe commanding a closely guarded second position in the analgesic market. With over 400 or more brands saturating this mature market growth is still occurring due to new products and product innovations.

Driving this growth is the baby boomer generation with more people over the age of 50 experiencing some type of discomfort from chronic and acute pain, increasing awareness that pain does not have to be tolerated and can be remedied, price increases, and individuals seeking more natural alternatives in order to lead a more healthy lifestyle.

The market holds immense potential given unmet medical requirements in the pain treatment segment in the US with Europe awaiting an upsurge in sales, aided by new product introductions. An Increase in life expectancy, better treatment, and consumer consciousness will propel future growth. Zap-Away has aligned itself with the characteristics sought after by the ageing population that will give us a competitive advantage over our competitors. We will enter this space and position ourselves in this sizable market riding on the effectiveness and coming from a new and growing alternative health care market segment.

As a new Over The Counter (OTC) product, Zap-Away has such a broad appeal in that it can and will be marketed and sold to a large portion of existing users of the Over The Counter (OTC) pain-relief market (both Internal and Topical) an estimated 70-85% of all US adults and the baby boomer population ages and concerns regarding age-related ailments, such as arthritis increase. Out of this 70-85 percentile range 25-35% alone use some type of pain-relief product or products for body/muscle pain for which Zap-Away is specifically suited. This one ailment alone offers significant market potential. The significance of this growing market is the rising rate of patrons turning 50 and older using analgesic products. By 2015 those patrons will account for 45% of the US population with 12,500 Americans turning 50 every day. So if only 40 million Americans (25% of the 80% of adults) use Over The Counter (OTC) pain-relief products three times a week for body/muscle pain, sprains or aches, then the market potential is 6.3 billion uses of some type of pain relief product being consumed per year which is pretty substantial.

So with our unique packaging system and distinctive marketing tactics we feel that Zap-Away if only applied a minimum of three times per week using a box of three will yield an average of 3 oz per month, five will yield an average of 5 oz per month and a box of ten will yield 10 oz per month. The company is very confident that we can gain a significant share of the market 5-10% within a 5 year time frame.

Considering the 40 million Americans who are not only aging but those who participant in recreational activities, exercise on a regular basis are also being included in this segment. Anecdotal reports from athletes such as “Roy Jones” already using the product for preventive measures to prevent injury post and pre-workout. The formula warms up the vulnerable muscles and joints prior to a workout it also stimulates blood flow providing more energy during my workout as well. As you can see the product has wide applicability within the analgesic market segment.

The market of analgesic products has many distinctive market segments which is why it’s pivotal that we don’t market, solicit or produce a one-dimensional product. Given our identity and the nature of our product we will be able to compete in the multiple segments directly or either as a substitute or even a supplement to other analgesic products.

This uniqueness fits the projected market shift that has occurred within the last few years with the aging population making the switch from internal to topical analgesics that are non-toxic and not chemically enhanced. 1.) Use of Zap-Away can reduce the needed dosage of any pain-relieving medication and 2.) Zap-Away will be a part of an already growing segment (25-30%/year) of consumers who use alternative health care because of disenchantment with Over The Counter (OTC) drugs and a growing concern with adverse risk involving side effects and the body's negative reaction to these medications.

Alternative Health Care Market

Homeopathic products have been on the upswing for the past couple years given it is a significant alternative mode for treatment, it has gained increasing acceptance in mainstream American healthcare. The National Institute of Health has even awarded grant money for research in alternative treatments, including homeopathy.  Drug retailers have reported that homeopathy is one of the fastest growing category in the trade class of drug chains.

These segments include people ages 25-elderly who want to improve their quality of life and whose lifestyle values involve newness. The market of health care seekers is characterized by patients who can and will pay for their own health care that want to save time and money in the process. As much as 70% or more of these medical treatments, prescription drugs are paid for by the patient and not the insurer.

This kind of purchasing implies that alternative options made available to these patrons will keep them purchasing given the perceived value an overall effectiveness of the product. Zap-Away will market itself to this mass market of treatment provided it is a product that fits the criteria for the alternative market segment. At least 30-40% of Americans are familiar with the terminology and know the suggested benefits of using a homeopathic based product spending 13 billion/year or more on chiropractic, acupuncture, massage and homeopathy. Given this fact and the predisposition to being further educated about homeopathy as a value added natural ingredient alternative that will build awareness and increase value of the brand.

The company plans to build its initial market presence within the alternative health care market and will join the growth of the homeopathic segment as it fringes and moves towards the mainstream Over The Counter (OTC) pharmaceutical market.

International Markets

The company also has plans to expand across borders and tap into the international markets. The endorsement deal with Roy Jones will give us the ability to penetrate the Russian market subsequently upon arrival. We also plan to tap into the European and Asia-Pacific analgesic product market as well through strategic partnerships, joint ventures, and Mergers & Acquisitions. We also know that the UK is a huge market for homeopathy as well as Germany which are ideal dwellings for the Zap-Away brand. European marketing could be strengthened as a whole opening up the sector to homeopathic products helping consumers identify with a more logical option to remedy pain.  In Germany, they have an independent division of the German Federal Health Agency that publishes monographs on the safety and efficacy of herbal medicines. Management feels that Zap-Away will perform flawlessly under such review and will carefully research and plan how and when we will reach such markets.

Competition

There are many companies competing in the 34.6 billion dollar Over The Counter (OTC) analgesic product market. The major players being the Internal analgesic manufacturers including; Bayer, Pfizer, Johnson & Johnson, Prestige Brands, and Sanofi all hold a substantial market share and have been dominating this industry for ages. Bayer leads the category with three main brands known as Aleve, Bayer Aspirin and Midol.  The balance held by these Internal analgesic product manufacturers has to do with the mix held by private label companies and others. The major strengths of these major labels are obvious compared to Zap-Away present market position. The major players have:

•

A Manufacturing cost advantage,

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Sophisticated market knowledge and access,

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Established sales capability,

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Strong R&D capacity,

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and of course brand loyalty

An important strength of Zap-Away is that its topical- pain relief is accomplished without any adverse risk of overdose and without consequent risk of side effects. This competitive strength is derived from the eversion and the cataclysmic shift previously noted in the market of Internal analgesic products. This shift is consumer preference, along with Zap-Away effectiveness and its ability to be a both a substitute or supplement to these competitors. Management is fully mindful that mainstream pharmaceutical companies have a watchful eye on the homeopathic product market and will act accordingly should market share be eroded due to homeopathic remedies. Becoming an acquisition candidate for any one of the leading competitors is very realistic goal. Management is committed to quality product development and in favor of partnering and forming strategic alliances which would enhance market capability, stimulate growth and sustainability.

The competition in the Topical analgesic pain market is head-to-head. These competitors consist of:

*

Zostrix Capicasin

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Osmoflex Menthol

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BenGay Menthol

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Aspercreme Tromaline Salicylate

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Icy Hot Menthol

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Tiger Balm Menthol

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Sportscreme Menthol

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Mineral Ice Menthol

The basis for the competitive analysis is Zap-Aways most competitive feature:

*

It doesn’t have any aforementioned advantages held by its predecessors-yet

*

It doesn’t have a widespread brand recognition-yet.

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It doesn’t have any appreciable market share in the topical analgesic, alternative health, or homeopathy-yet.

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It does have a unique patented formula of safe effective ingredients that none of the enlisted products have.

Most Topical Analgesic products contain counter-irritants, including camphor, menthol, methyl salicylate, eucalyptus, wintergreen, and the ever so popular capsaicin. These ingredients even when blended cause a superficial inflammation on the skin serving to only hide pain by deadening pain receptors in the skin. What separates Zap-Away from these inferior products is our enriched all natural ingredients that stimulate blood flow to the body’s micro-capillaries and act synergistically with the body's tissue. This promotes self-healing of the body by getting to the root of the pain treating it at its source. Management feels that the effective nature of our product will give it clout amongst our competitors and will evoke consumer awareness.

Although our competitors have been around for quite some time and control the majority share of the market, they are vulnerable to new product introductions. Through negative publicity, recalls and individuals continuously seeking alternative options for a product that actually works to heal and restore using the body’s natural functions we feel through consumer awareness and the boosted use of our product will relatively enhance marketability.

Zap-Away will be position and marketed as the superior product to brands such as Icy Hot, Zostrix, Tiger Balm, Aspercreme and several others. However these venerated brands, large advertising budgets, and consumer loyalty are formidable competitive advantages but also give a clear unidentified target market for immense opportunity. The key indicator is implementing the proper strategy that will position the brand for immediate resonation to the consumer that will help create a new segment in the market that is attractive and popular across the various segments of this industry.

Zap-Away will promote itself as high quality value product that will be priced competitively and spread out strategically in a position of readiness for quick purchasing and packaged for convenient on the go usability. The analgesic, alternative, and homeopathic product market all support pricing based on perceived value. We will create value in the way the product is advertised, marketed, used and consumed, we will also look to acquire other brands (not topical analgesic products) but other products that can complement the brand and extend its other lines in order to generate sales growth. Zap-Away will monitor the life cycle of all its competitors closely in order to gain a competitive advantage and erode market share from the competition.

The best way to compete effectively in this market is to constantly position the product in the direct sight of consumers. Icy hot a primer leader in the industry does this constantly through various marketing campaigns, product versatility, celebrity endorsements, television ads, etc. These techniques have really registered with the consumer and has created a bond that has built consistent brand loyalty and stimulated sales growth dramatically. We feel that this strategy will underscore the importance of Zap-Aways plans and solidify our market presence outlining the purity, effectiveness and benefits passed directly to the consumer. Zap-Away will be a reputable opponent for the leading competition through aggressive marketing and advertising exploits we can successfully bridge the gap between industry segments and crossover into the mainstream market relatively easy. This more inclusive formula gives the product wider applicability on the competitive ingredient/effectiveness basis, the most critical factor will be creating the resources necessary to promote the product.

Future Competition

Previously denoted prior, the topical analgesic category, including natural ingredient products, will continue to be influenced through clinical studies, medical advancements and product innovations. The three main sources of new competition are as follows:

1. New formulas and/or new innovations of existing ingredients. Some examples are products that include ammonium compounds. These products are designed to provide pain-relief without the objectionable training smells, burning sensation and stinging from abraded skin that are usually caused by the overuse of menthol, methyl salicylate, and capsaicin as active ingredients. Zap-Aways formula is more high-tech and will serve the consumer more favorably.

2. Existing companies who are already increasing market share in this space and establishing themselves as major players. Zap-Away plans to position itself and become among the elite.

3. Drug chains that stretch across borders may produce their own private label homeopathic product and corral a share of this growing market- similar to the already proven analgesic product market. This scenario is more likely to happen as the homeopathic companies expand the sales volume in this market which will strip share points away from the market.

4. Zap-Away can be very competitive with proper execution and the right promotional support.

Marketing Strategies

We will increase market share by reducing market share from other competitors.  This strategy will capitalize on the developing market to date and capture a share of markets held by existing topical pain relieving applications. The key benefit being that other conventional products work to mask and dull the pain but Zap-Away stimulates the body's own self-healing ability to invariably battle an ailment. Another advantage is that by it being topical and not ingested it has no proven side effects that will inhibit or hinder its ability to become a formidable opponent for the leading competitors neither will affect nor interfere with any other medication being applied. Our strategy requires extensive advertising in mainstream media, including infomercial, commercials, cable TV, interactive TV, direct mail, independent sales rep, POP displays, and educational inserts/newsletters. One objective of planned control studies in regards to the effectiveness our formula is use scientific evidence to help bridge the narrowing gap between natural and conventional medicine. Product studies will help support this marketing strategies.

The company will also pursue preliminary inquiries from favored vendors to use Zap-Away in the workplace to study any reduction of lost work time and/or medical costs precipitated by repetitive stress injuries.

There are plans to expand and grow the alternative health care market through specialty catalogues, placement on retail shelves of health food stores, educational product inserts/newsletters, media appearances discussing products and promotion through independent sales reps.

Another prime target for Zap-Away will be network marketing companies that want to be involved in private label deals to create a more diverse product line for their sales force. Considering the dynamics revolving around this particular strategy may prove disruptive in terms of the distribution and the significance due to price increases that may not be supported. The company will create its own competition by developing private labels/and or separate companies to market different niches.

We will keep capital outlay at a minimum through licensing/Franchising Zap-Away to a brand name company. This would add value to the product in the form of brand name loyalty, manufacturing strength, and a strong sales/service force already in place. The company envisions its role in this particular strategic alliance as conducting scientific studies to increase the credibility of the brand and the development of new products. This strategy remains an option which could preclude other strategies under mutually accepted terms.

Marketing Plan

The company will project itself through direct selling in order to build awareness and gain exposure for the product. We plan to place the product in smaller venues in the local market such as gyms, college campuses, convenience stores, assistant living facilities, small drug retailers etc. This strategy will be a direct target on the end-user to purchase the product. It will help induce the birth of the brand and we expect this strategy will spark more interest and more sales through personal recommendations and word of mouth referrals directly from the consumer. This will allow the company to move from the direct selling phase and be an excellent market test designed to move into other identified market segments for mass marketing.

Our current plan is to expand and concentrate more on helping the consumer seek and develop product preference with heavy advertising of the brand name, the benefits of the product, the ease of use, and the guarantee. Company expectations are that all advertising will be enhanced by results controlled studies of product effectiveness.

The company plans to expand regionally, based on the existing markets and consumer profiles. The national market for analgesic products will be tested through catalogues with a distribution of 200 million. After regional presence is sustained, sales growth is established, and the product gains recognition, a national marketing strategy will take shape. The company plans to identify a top listed PR and marketing Firm that will enable us to forecast and solidify certain marketing functions.

Marketing Functions

1. A complete review and analysis of the Topical Analgesic Market

2. Utilization of Triad Groups conducted with the professional community and general consumers. The purpose is to identify professional and consumer preferences.

3. Create the products identity through research and consumer outreach programs

4. From product identification, we will establish professional and consumer strategic directions, which would affect product design, packaging, advertising, consumer promotion, and product publicity

5. Test both professional and consumer strategic direction via two more triad groups

6. Develop a launch marketing plan with all elements and budget for both professional and consumers

7. Actual implementation of the plan to include product changes, packaging, advertising, consumer promotion, display, and product publicity

Sales Function

Retail

Utilize and leverage the sales organization that will enable direct call coverage on the top 25 customers, which generally accounts for 80% of retail sales, and broker managed coverage in order to procure sales enhanced by various distribution channels.

Professional

Concentrating on the pharmacist community and other distribution outlets via co-ops directly by mail. Pharmacist recommendations at the point purchase will instinctively increase our ability to permeate through other outlets and assist tremendously in helping produce more sales, increase brand equity, growth and maturity.

Production

The production process will take place through manufacturers located centrally throughout the geographic region. Production orders will be processed by purchase orders for finished products. Raw materials will always be on hand for immediate release but will mostly be procured against purchase order requirements.  Packaging will be ordered through a separate manufacturer and sent to the operator to be filled, packaged, and shipped to a local shipping and fulfillment center. Each manufacturer will have the capacity to fill all projected orders in a timely and efficient manner. As orders increase Management will consider using a fulfillment service and drop-shipping to wholesale customers to improve delivery times of the product. Cost of goods is estimated between 15-25% gross sales.

We will take the necessary steps made appropriate in order to keep this steady by consistently finding ways to cut costs and keep capital expenditures at a minimum in comparison to overall production.

The production process does not require any specialized or proprietary machinery.

The most critical factors that need to be outlined in the production process are the high quality of raw materials and the incubation process, to assure a stable finished product. After the product is mixed and put through a series of test for potency, which is done by lot numbers (management will receive lot samples). One batch can produce 1200 gallons. Lead time from order to package is being estimated around 4 weeks minus any set/drawbacks or any failures from manufacturers. The good thing about the manufacturing of the Zap-Away product is that its formula though very unique can be produce by most manufacturers relatively easy. The company will have legitimate backup sources for manufacturing to make up for any mishaps during the production process.

Suppliers

Currently, the laboratory procures all production materials. There are no shortages of key components and multiple suppliers are available. As we reach certain milestones during the course of our projections more suppliers will be added in order to follow through on commitments, repurchase orders and the fulfillment of new order processes.

Subcontractors

All production will be subcontracted out. The company plans to develop sustainable partnerships throughout the industry to keep costs down and minimize ongoing capital expenditures from the hiring of personnel.

Property and Facilities

The company currently has no overhead in the form commercial and industrial property. We felt that it was necessary to outsource production for the first couple of years and keep the company viral and operable through a virtual office. This will allow us to put investors’ capital to work more effectively and allot more operating capital as well as cash reserves to deploy other variations and ensure better suitability in the form of capital outlay that will quickly enhance our growth and expansion plans. This structure is easily expandable, so the company is free to move more leisurely during its critical growth stage.

Patents and Trademarks

The company currently has a provisional patent on the formula and will seek a utility patent immediately after we secure investment capital. The name will also be trademarked to protect brand identity, infringement, and any unforeseen legality issues that may persist and impede progression of any production plans.

Government Regulations

There aren’t any federal, state, or local laws/regulations that affect the conduct of business. Most important is that manufacturers are in compliance with OSHA rules, regulations and guidelines. The product is regulated by the FDA as a nonprescription medicine. Zap-Aways formula are in full compliance with these guidelines and moral standards of the FDA. Management has great intentions to keep in compliance and sustain any former and latter relationships into the future.

Insurance and Taxes

Product liability insurance will be underwritten at the time of production roll-out. A buy sell agreement will take place at the existence of product launch as well as keyman insurance. All taxes will remain current throughout the process. The company will pay standard payroll taxes, Social Security, and corporate taxes. The product is sales tax exempt in certain geographic locations.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Our business offices are currently located at 2015 Ayrsley Town Blvd suite 202 Charlotte NC 28273. Our telephone number is 1-704-336-9382.

We have two executive officers, Mr. John C. Parks and Mr. Mark A. Jones, who also serve as our directors. Mr. Parks, our President and Senior Executive, is a retired General Manager of a Fortune 500 company with a career with increasing levels of responsibilities.

EMPLOYEES

We have commenced only limited operations, and therefore currently have no employees other than our officers/directors, who each spend approximately 15 to 20 hours a week on our business as is required. Mr. Parks and Mr. Jones are both engaged with other businesses which will occupy the remainder of their working time every week. Although neither Mr. Parks or Mr. Jones are under obligation to provide a minimum quantity of hourly services, they do not anticipate providing less than 6 hours per week of service in order to perform basic corporate maintenance and book keeping. Further details on these businesses can be found in the “Management” section below. We will consider retaining full-time management and administrative support personnel as our business and operations increase. We do not foresee engaging full-time management or administrative support personnel during the next 12 months.

Over the next 12 months, Mr. Parks will be primarily responsible for:

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General management of our company's operations

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Management and direction of financing activities

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Responsible for the discussion boards’ conception and policies to be presented to the Board of Directors.

DESCRIPTION OF PROPERTY

We do not own interests in any real property. We currently maintain offices at 8337 Vermilion Dr., Charlotte, NC 28215. This location currently serves as our primary office for planning and implementing our business plan. This space is currently sufficient for our purposes, and we expect it to be sufficient for the foreseeable future. Our officers/directors do not work from this location.

MANAGEMENT

The name, age and position of each of our directors and executive officers are as follows:

Name	Age	Position

Mr. John C. Parks	57	President and Director

Mr. Mark A. Jones	40	Secretary and Director

Mr. Byron Jones	28	Treasurer

Mr. John C. Parks

Mr. Parks is our President and director and has served in these capacities since July 9, 2014.

Retired as General Manager of a Fortune 500 company with a career with increasing levels of responsibilities. As Senior Executive, reduced the manufacturing cost for the Lancaster Division by $96 million in eight years. Successfully managed total capital program of $300 million as an Executive, and reduced costs by $126 million in 17 years.

Education:

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Bachelor of Science degree, Electrical Engineering from Tennessee State University, Nashville, TN 1980

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Master of Business Degree from Wake Forest University, Winston Sale, NC 1991

•

Certificate of Executive Studies in Strategy & Organizational Development from Stanford University 2002

Mr. Mark A. Jones

A former CCMI Candidate and carries a background in Commercial Real estate with over 20 years of experience in flips, rehabs, Buy and Hold investment schemes and has managed multiple commercial/Residential development projects. A former creator of virtual application for a company called Mobile-N-Vestors established in 2004 through MMS and SMS a multimedia technology service for Real Estate Investors. The App enabled you to fully navigate the presence of a home virtually without having to physically appear on-site using video, displayed images via slideshow or audio and other forms of content. He would go on to sell the company 4 years later making a substantial profit and would start consulting with business owners and entrepreneurs until his latest venture serving as Founder/COO of The Benaiah Corporation Holdings Inc.

Mr. Byron G. Jones

A recent college graduate and Alumni of North Carolina Central University where he majored in Business Administration with a Concentration in Hospitality and Tourism Mgmt. In order to gain experience he has worked in various dissimilar fields ranging from the financial services industry, Product fulfillment, Retail and Direct Sales, and Residential/Commercial Real Estate Development. In 2012 he would serve as Chief Operating Officer for a small startup company based out of Charlotte NC. He is currently Co-Founder and Senior Vice-President of Global Strategy and Business Development of The Benaiah Holdings Corporation Inc.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of no less than 1, but not more than 9 directors. Each director serves until his successor is elected and qualified.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee “financial expert.” As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Our determination of independence of directors is made using the definition of “independent director” contained in Rule 4200(a) (15) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”), even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that none of our directors currently meet the definition of “independent” as within the meaning of such rules as a result of their current positions as our executive officers.

Significant Employees

We have no significant employees other than the executive officers/directors described above.

Family Relationships

There are no familial relationships between our officers and directors.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Stockholder Communications with the Board

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

We have not paid since our inception, nor do we owe, any compensation to our executive officers, Mr. John C. Parks and Mark A. Jones. There are no arrangements or employment agreements with our executive officer or directors pursuant to which they will be compensated now in the future for any services provided as an executive officer, and we do not anticipate entering into any such arrangements or agreements with them in the foreseeable future.

Outstanding Equity Awards at 2014 Fiscal Year-End

We do not currently have a stock option plan or any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants of stock options or other equity incentive awards have been made to any executive officer or any director since our inception; accordingly, none were outstanding at June 30, 2014.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are currently no employments or other contracts or arrangements with our executive officers. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of such directors, officers or consultants from us. There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company neither owns nor leases any real or personal property. The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest. The Company has not formulated a policy for the resolution of such conflicts.

During the period ended July 31, 2014, an officer of the Company paid a total of $1,867 of expenses and $5,000 of prepaid expenses on behalf of the Company resulting in total advances of $6,867. Of this amount, $869 was repaid leaving an unpaid balance of $5,998 at July 31, 2014. The advances are due on demand and are zero interest bearing.

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Mr. Parks and Mr. Jones are our only promoters as defined in Rule 405 of Regulation C due to their participation in and management of the business since our incorporation.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2015 for:

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each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

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each of our executive officers;

•

each of our directors; and

•

all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws, and the address for each person listed in the table is c/o Benaiah Holdings Group, Inc., 2015 Ayrsley Town Blvd suite 202 Charlotte NC 28273.

The percentage ownership information shown in the table below is calculated based on 39,050,000 shares of our common stock issued and outstanding as of June 17, 2015. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Title of Class of Beneficial Ownership	Name of Beneficial Owner	Amount and Nature	Percentage of Class

Common Stock	Byron G. Jones	5,000,000	12.8%

Common Stock	Mr. Mark A. Jones, Treasurer, Secretary and Director	18,500,000	47.4%

All officers and directors as a group (1 persons)		23,500,000	60.2%

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

We do not have any issued and outstanding securities that are convertible into common stock. None of our stockholders are entitled to registration rights.

PLAN OF DISTRIBUTION, TERMS OF THE OFFERING

There Is No Current Market for Our Shares of Common Stock

There is currently no market for our shares of common stock. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange or quotation medium. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker who is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a public market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

The Over-the-Counter Bulletin Board is maintained by the Financial Industry Regulatory Authority, Inc. The securities traded on the Over-the-Counter Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the Over-the-Counter Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on brokers-dealers who make a market in a "penny stock." A penny stock generally includes equity securities (other than securities registered on some national securities exchanges) that have a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

By Selling Stockholders

We are registering shares of our common stock on behalf of the selling shareholders. The selling shareholders will offer and sell the shares of our common stock to which this prospectus relates for their own accounts. We will not receive any proceeds from the sale of those shares. We will pay all fees and expenses in connection with the registration of those shares. Fees and expenses of any attorneys or other advisors retained by the selling shareholders in connection with the registration will be paid by the selling shareholders.

The selling shareholders may sell some or all of their shares of our common stock registered hereby at a fixed price of $0.20 per share. Prior to those prices being quoted on the OTCPK, the selling shareholders may sell their shares of our common stock registered hereby in private transactions to other individuals. Although our common stock is not listed on a public exchange, we intend to apply for participation on the OTCPK concurrently with the filing of this registration statement. In order to be quoted on the OTCPK, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCPK, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling shareholders of their shares of our common stock registered hereby must be made at the fixed price of $0.20 until the prices of our common stock are quoted on the OTCPK.

When prices for our common stock are quoted on the OTCPK, the shares of our common stock registered hereby may be sold or distributed from time to time by the selling shareholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of those shares may be effected in one or more of the following methods:

•

ordinary brokers transactions, which may include long or short sales;

•

transactions involving cross or block trades on any securities or market where our common stock is trading;

•

through direct sales to purchasers or sales effected through agents;

•

through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or

•

any combination of the foregoing;

In addition, the selling shareholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of those shares in the course of hedging the positions they assume with the selling stockholders. The selling shareholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of those shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling shareholders are broker-dealers or affiliates of broker dealers.

We will inform the selling shareholders that the anti-manipulation rules of Regulation M under the the Securities Exchange Act of 1934 may apply to sales of those shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act of 1933. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of those shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

Brokers, dealers, or agents participating in the distribution of those shares may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling shareholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements among the selling shareholders and any other shareholder, broker, dealer or agent relating to the sale or distribution of those shares.

Our affiliates and/or promoters, if any, who are offering their shares of our common stock for sale and any broker-dealers who act in connection with the sale of the shares of our common stock hereunder will be deemed to be “underwriters” of this offering within the meaning of the Securities Act of 1933, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

The selling shareholders and any purchasers of our common stock should be aware that any market that develops for our common stock will be subject to “penny stock” rules.

Insofar as indemnification for liabilities occurring pursuant to the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and, therefore, unenforceable.

If any of the selling shareholders enter into an agreement after the effectiveness of the registration statement of which this prospectus is a part to sell all or a portion of his or her shares of our common stock registered hereby to a broker-dealer as principal and that broker-dealer acts as underwriter, we will file a post-effective amendment to this registration statement identifying that broker-dealer, providing the required information regarding the plan of distribution, revising disclosures in that registration statement, as required, and filing a copy of that agreement as an exhibit to that registration statement.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders and the shares that may be sold by them pursuant to this prospectus. See also Security Ownership of Certain Beneficial Owners and Management. The selling shareholders in this offering are underwriters.

Name	Address	Number of Shares before Offering	Number of Shares after Offering	Percent of Shares after Offering

Clean Hands Foundation*	PO Box 669032 Charlotte, NC 28266	750,000	0	0
Jerome Hunter	1503 Westdale Lane Charlotte NC 28092	25,000	0	0
First Class Tours Inc.**	1411 Bridgton Rd Winston, NC 27127	1,500,000	0	0
Speeechworks Therapy Services***	7900 Matthews Mint Hill Rd. Ste. 115 Mint Hill, NC 28227	375,000	0	0
Ashley Rivens	2818 Heather Glen Lane Charlotte, NC 28208	375,000	0	0
Burtram Fulton	9501 Willow Ridge Rd Apt. 2A Charlotte NC 28210	125,000	0	0
Sonia D. Govan	1921 Mereview Court Apt. 37 Charlotte NC 28210	125,000	0	0
Wilfred McCrea	2338 Toddville Road Charlotte NC 28214	125,000	0	0
Gracie McCrea	2338 Toddville Road Charlotte NC 28214	125,000	0	0
Nettie Hayes	1846 Starita St. Charlotte NC 28206	125,000	0	0
Mark Jerrell	10936 Gold Pan Rd. Charlotte NC 28215	125,000	0	0
Kay S. Goodwin	5910 The Plaza Charlotte NC 28215	125,000	0	0
Corey Jones	8004 Waterford Lakes Dr. Apt. 223 Charlotte NC 28210	250,000	0	0
Somer R. Dickerson	7000 Winding Cedar Trail #207 Charlotte NC 28212	250,000	0	0
James D. Connor	P.O. Box 43391 Charlotte NC 28215	125,000	0	0
LaTasha Billings-Connor	P.O Box 43391 Charlotte NC 28215	125,000	0	0
Wilson L. Harris	1844 Hartford Drive Gastonia NC 28052	150,000	0	0
Cassandra Void	6099 Old Number Six Hwy Eloree SC 29047	1,500,000	0	0
City of God Ministries****	3020 Prosperity Church Rd. PMB 255-B Charlotte NC 28269	1,500,000	0	0
Charles McGee	2913 Clyde Drive Charlotte NC 28208	250,000	0	0
Koree Roseboro	8501 University Station Circle Apt. 1412 Charlotte NC 28269	125,000	0	0
Toree Roseboro	8501 University Station Circle Apt. 1412	125,000	0	0
Kevin Jordan	2016 Confederate St. Charlotte NC 28273	25,000	0	0
Delores Roseboro	1953 Saint James Church Rd Denver, NC 28037	25,000	0	0
Fulton Williams	10200 Fairbourne Court Charlotte NC 28269	750,000	0	0
Tom Leonard Jr.	5941-5 Providence Rd. Charlotte NC 28226	750,000	0	0
Phoenix Enterprises*****	2812-38 Crosspoint Circle Matthews NC 28105	750,000	0	0
Teresa Wesley Wilson	4831 Prestwick Ln. Charlotte NC 28212	125,000	0	0
Steven Wilson	4831 Prestwick Ln. Charlotte NC 28212	125,000	0	0
Sheneika Smith	16 Crestland Rd. Asheville, NC 28803	250,000	0	0
Elizabeth Kennedy	10315-302 Ringed Teal Rd. Charlotte NC 28262	125,000	0	0
Charles Roseboro	1953 Saint James Ch. Rd. Denver NC 28037	200,000	0	0
Mae R. Jones	PO Box 622 Walkertown, NC 27051	125,000	0	0
Kimla Lindsay	8337 Vermilion Dr. Charlotte NC 28215	1,500,000	0	0
Marvin Wilson	9937 Bradstreet Commons Way Charlotte NC 28215	750,000	0	0
Secret Entertainment Group******	PO Box 33416 Charlotte, NC 3416 28233	750,000	0	0

*  Is controlled by Charles McGee

**  Is controlled by Michael Funderburk

***  Is controlled by  Kai Ane Jerrell

****  Is controlled by Gary Bellinger

*****  Is controlled by Tom Leonard, Jr.

******  Is controlled by Marvin Wilson

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, and 5,000,000 shares of preferred stock par value $0.0001 per share.

The holders of our common stock:

•

Have equal rateable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

•

Are entitled to share rateably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

Do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•

Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The shares of common stock are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or pari passu , each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered stockholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

At any general meeting, subject to the restrictions on joint registered owners of common shares, every stockholder who is present in person or by proxy and entitled to vote has one vote, and on a poll every stockholder has one vote for each share of common stock of which he is the registered owner and may exercise such vote either in person or by proxy. To the knowledge of our management, at the date hereof, our officers and directors are the only persons to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See “Security Ownership of Certain Beneficial Owners and Management.”

We refer you to our Articles of Incorporation and Bylaws, copies of which were filed with the registration statement of which this prospectus is a part, and to the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

As of June 17, 2015, there were 39,050,000 shares of our common stock issued and outstanding.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock. The terms and conditions of the preferred stock are set by the Board of Directors at issuance. As of March 31, 2015, no preferred shares have been issued.

Options, Warrants and Rights

There are no outstanding options, warrants, or similar rights to purchase any of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

Transfer Agent

The transfer agent and registrar for our common stock is V-Stock Transfer 18 Lafayette Place Woodmere, NY 11598. The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

SHARES ELIGIBLE FOR FUTURE SALE

There is no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this Offering, based on our outstanding shares as of June 17, 2015, we will have outstanding an aggregate of 39,050,000 shares of common stock outstanding, assuming that the Maximum Offering is subscribed to. Of these shares, upon effectiveness of the registration statement of which this prospectus forms a part, all shares covered hereby and sold under the Offering will be freely transferable without restriction or further registration under the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is one of our affiliates, or has been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell his or her securities, provided that he or she sells an amount that does not exceed 1% of the number of shares of our common stock then outstanding (or 65,000 in the event that the Maximum Offering is subscribed under this Offering) immediately after this Offering (or, if our common stock is listed on a national securities exchange, the average weekly trading volume of the shares during the four calendar weeks preceding the sale), subject to the continued availability of current public information about us and compliance with certain manner of sale provisions.

Rule 144 is not available for resale of restricted securities of shell companies or former shell companies until one year elapses from the time that such company is no longer considered a shell company.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest. Our address for service of process in North Carolina is 2015 Ayrsley Town Blvd suite 202 Charlotte NC 28273.

LEGAL REPRESENTATION

Harold P. Gewerter, Esq. of Harold P. Gewerter, Esq. Ltd., will pass upon the validity of the common stock offered hereby.

EXPERTS

The financial statements included in this prospectus, and in the registration statement of which this prospectus is a part, have been audited by MaloneBailey, LLP an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we are filing with the SEC a registration statement on Form S-1, of which this prospectus is a part, covering the securities being offered by the Registrant. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement. For further information regarding both our Company and our common stock, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10am and 3pm, and on the SEC Internet site at http:\\www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements and information relating to our business that reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties, including the risks in the section entitled Risk Factors beginning on page 8, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

Plan of Operations

Company Summary

Zapion Products,Inc, is a North Carolina Corporation that was incorporated on July 1, 2015 as a wholly owned subsidiary of  Benaiah Holdings Group, Inc. Zapion Products, Inc. has signed an exclusive worldwide license agreement to market a consumer product named ‘Zap-Away”. Zap-Away is a topical pain cream with homeopathic ingredients.  The product’s purpose is to help human beings suffering from pain. Zap-Away’s formula penetrates the skin to help reduce pain in the human body.  Zapion Products, Inc. was formed by its parent company, The Benaiah Holdings Group, Inc. as a consumer products and healthcare subsidiary.

The R&D phase of this product begin after a thorough study of the Analgesic product market. In attempts to find a product that didn’t just use cooling or warming sensations to distract, dull and block pain signals sent directly to the brain as its competitors, we created a more formidable product that actually heals and improves the overall quality of life for its patrons.

After years of prepping for design and engineering, programming, production, and product inspection we are ready and prepared for the next phase to deliver the product to the marketplace. Our current target market includes sports trainers, athletes, both professional and amateur, medical doctors from different specialties, chiropractors, physical therapists and business professionals. The company has set objectives and clearly defined the goals necessary to become profitable after year three of its product debut.

Product & Competition

The Analgesic product market has been closely contested by five main global brand operators, excluding private label. Bayer, Pfizer, Johnson & Johnson, Prestige Brands, and Sanofi hold a combined 47% market share, with Bayer and Pfizer leading the way with 15 and 14% respectively. Our mission was to develop a natural remedy unparalleled to other topical pain products that was measurably more effective that not only relieved pain but gets to the root of the pain and helps repair, heal and renew. What separates Zap-Away from other analgesic products is its ability to penetrate and absorb fast to provide fast effective long-lasting relief.

Its advanced formula uses a refined blend of pure all natural ingredients targeting the impaired region treating pain at its source. It stimulates improving circulation in the micro-capillary system in the ligaments and tendons, where most pain is felt. Pain relief from Zap-Away is a result from the body’s own self-healing. It can be applied several times a day without the harsh smells and greasy textures carried by its predecessors giving it a unique competitive advantage over similar products. With future pharmaceutical market growth shallowly dependent upon new and innovative additions, Zap-Away is entering the market at the right time. The company will distinguish itself and its market position by continuously reinventing and promoting the development of only all natural product selections for the consumer. Since our unique patented formula is already FDA approved the company aims to penetrate the Over The Counter (OTC) pharmaceutical market where new products traditionally find success.

Zap-Away will face off with the largest most dominant player engulfed in the world of analgesics the Internal analgesic market including aspirin, acetaminophen, and ibuprofen. Giving the staggering risk of overdose, recalls and other defects ways to safeguard still remain insufficient by some of the industry’s leading competitors and have remained constant throughout the years. Consumers are looking for alternative pain treatment modalities that will not only cope with pain but give them peace of mind in knowing that they can procure a product that uses all natural constituents.

A condition known as analgesic neuropathy which stems from extended or inappropriate misuse of analgesics. Medical studies linking aspirin, acetaminophen, and ibuprofen to health problems due to improper use and deficiencies have provided immense opportunities in the marketplace. Zap-Away will be marketed as a substitute for (reducing overdose risk with internal analgesics) or as a supplement to using (Zap-Away reducing the prescribed dosage of internal analgesics) when used for certain pain relief. Zap-Away is not used as a contraindicated for use with any other pain medication. Its broad based appeal is built upon reliability and its effectiveness in relieving pain, inflammation, and spasms associated with arthritis, bursitis, sciatic spasm, neck/back pain, tendonitis, tennis elbow, headaches, carpal tunnel syndrome etc.

Zap-Away will not be marketed as a one-dimensional product we will introduce and launch companion products that commensurate the overall promotion of the brand in order to create a synthesis to stimulate growth, expansion and maturity.

Production

The products effectiveness, evidenced clearly by anecdotal evidence, consumer surveys, endorsements, testimonials, and acute marketing campaigns will form the basis for future growth of the company. In addition to a plethora of other complementary products that will be introduce to the market, the launch product will aggressively be marketed as a pain management system for the next five to ten years. Future sales will be generated through the sale and purchasing of the product by the end-user, health professionals, athletes, gymnasiums, college campuses, convenience stores and retail outlets.

The invested capital will poised the company for first stage expansion. We have discovered several wholesale market vendors that have connections and personal relationships with some of the largest retail chains. Using our market strategy and other variances such as marketing campaigns, advertising, promotional campaigns will allow us enter these wholesale markets, simultaneous efforts will be made to develop research protocols.

Management is confident given the deployment of various marketing tactics coupled with the anecdotal evidence and personal testimonials will be strengthened by controlled studies that will design and help shape the physiological healing activity stimulated by the formula. By the product being all natural building awareness to its scientific properties will allow us to not only position ourselves in the underserved market of homeopathic product category but will assist in the transition in the formidable mainstream of topical analgesic products.

After year five the company has great intentions and should have produced enough revenue to be spun off in its own IPO. The long-term goal is for the company to become the entrepreneurial leader in the development of natural products for various segments of the healthcare market. The company plans to capture enough share of the topical analgesic market to become either a viable joint venture partner or a considerable acquisition candidate.

Uniqueness

The product formula and delivery system is proprietary. The formula is uniquely advanced and nearly provides immediate pain relief to the targeted area. Homeopathy and immunization have many similarities known namely as the principles of communalities which states that whatever a substance causes in large doses can stimulate an immune response to defend against it in a small dose. Its works in correlation to the body’s natural stimuli that creates a scientific balance with its natural ingredients that aids the body’s self-healing mechanism upon penetration.

A process known as micro-dosing which has given the homeopathy over 200 years of safety with no proven side effects or toxicity. Zap-Away superior performance will be directly contrasted to the vast majority of commercially successful topical analgesics, which contain counter-irritants, including capsaicin based products. These ingredients only cause a superficial inflammation of the skin which masks pain by deadening the sensation of the pain in the epidermal nerve endings only, or by distracting from the perception of pain by irritating an area near the pain source.

The Zap-Away formula has been developed with precision and balance and is a product that is safe and can be applied to all skin types.

An important feature to point out with Zap-Away that separates it from any of the other analgesic products currently on the market is that it's a topical treatment and not systemic treatment. Therefore it requires very little knowledge to use and is conducive to cross-merchandising in the mainstream analgesic category. Furthermore since Zap-Away is a formula of ingredients, it provides a broad spectrum of effects as compared to single remedies.

Management's own personal use and commitment to the Zap-Away product will substantiate and enhance marketability that will divinely speak to anyone who is in pain or anyone who knows someone who has experienced pain before.

Product Description

The product is a specialty consumer good that will be packaged as an individual novelty product that can be applied quickly that consumers can use conveniently on the go. The packaging is very inviting giving off a universal appeal that can easily resonate with consumers from a medicinal and recreational viewpoint. The product can be shipped in multiples, packages will range from a box of three, five and ten respectively that will stack easily on shelves giving it visibility and accessibility amongst some of the industries’ leading brands. The cream is greaseless, easy and pleasant to apply and far more durable than any other brands. Zap-Away will be sold directly to end-users, wholesale to retailers, distributors, and catalogues. With the help of focus groups, Surveys and questionnaires, will help us gauge usage habits, target demographics, Evaluate product support capabilities, consumer retention and loyalty, pricing, and repurchasing expectations.

The ingredients used are readily available through top quality-labs which control for purity and authenticity. The cream is also compatible with any medication being taken and will not alter effectiveness when used with other products.

Purchasers of the Product

Preliminary studies will be performed and tested through focus groups, industry professionals, and celebrity endorsers that will prove that our formula is a superior product to the latter. Anyone suffering from ailments seeking the comfort of relief including inflammatory pain, spasms associated with arthritis, bursitis, sciatic spasms, neck and back pain, tendonitis, tennis elbow, tension headache, Achilles tendonitis, and carpal tunnel syndrome. Those suffering from these particular perils will be a potential customer for our product. Professional boxer and former champion Roy Jones Jr. has been using the product for the past couple of years prior to his workouts, competition, and for general purposes. He says that there is no product better for the contusion of the quadriceps, biceps and also uses it to relieve headaches. He has also reported shorter recovery times as result from using Zap-Away and also purports that using the formula pre-workout yields less cramping, fatigue and soreness.

Market Analysis

The United States represents the largest market worldwide with Europe commanding a closely guarded second position in the analgesic market. With over 400 or more brands saturating this mature market growth is still occurring due to new products and product innovations.

Driving this growth is the baby boomer generation with more people over the age of 50 experiencing some type of discomfort from chronic and acute pain, increasing awareness that pain does not have to be tolerated and can be remedied, price increases, and individuals seeking more natural alternatives in order to lead a more healthy lifestyle.

The market holds immense potential given unmet medical requirements in the pain treatment segment in the US with Europe awaiting an upsurge in sales, aided by new product introductions. An Increase in life expectancy, better treatment, and consumer consciousness will propel future growth. Zap-Away has aligned itself with the characteristics sought after by the ageing population that will give us a competitive advantage over our competitors. We will enter this space and position ourselves in this sizable market riding on the effectiveness and coming from a new and growing alternative health care market segment.

As a new Over The Counter (OTC) product, Zap-Away has such a broad appeal in that it can and will be marketed and sold to a large portion of existing users of the Over The Counter (OTC) pain-relief market (both Internal and Topical) an estimated 70-85% of all US adults and the baby boomer population ages and concerns regarding age-related ailments, such as arthritis increase. Out of this 70-85 percentile range 25-35% alone use some type of pain-relief product or products for body/muscle pain for which Zap-Away is specifically suited. This one ailment alone offers significant market potential. The significance of this growing market is the rising rate of patrons turning 50 and older using analgesic products. By 2015 those patrons will account for 45% of the US population with 12,500 Americans turning 50 every day. So if only 40 million Americans (25% of the 80% of adults) use Over The Counter (OTC) pain-relief products three times a week for body/muscle pain, sprains or aches, then the market potential is 6.3 billion uses of some type of pain relief product being consumed per year which is pretty substantial.

So with our unique packaging system and distinctive marketing tactics we feel that Zap-Away if only applied a minimum of three times per week using a box of three will yield an average of 3 oz per month, five will yield an average of 5 oz per month and a box of ten will yield 10 oz per month. The company is very confident that we can gain a significant share of the market 5-10% within a 5 year time frame.

Considering the 40 million Americans who are not only aging but those who participant in recreational activities, exercise on a regular basis are also being included in this segment. Anecdotal reports from athletes such as “Roy Jones” already using the product for preventive measures to prevent injury post and pre-workout. The formula warms up the vulnerable muscles and joints prior to a workout it also stimulates blood flow providing more energy during my workout as well. As you can see the product has wide applicability within the analgesic market segment.

The market of analgesic products has many distinctive market segments which is why it’s pivotal that we don’t market, solicit or produce a one-dimensional product. Given our identity and the nature of our product we will be able to compete in the multiple segments directly or either as a substitute or even a supplement to other analgesic products.

This uniqueness fits the projected market shift that has occurred within the last few years with the aging population making the switch from internal to topical analgesics that are non-toxic and not chemically enhanced. 1.) Use of Zap-Away can reduce the needed dosage of any pain-relieving medication and 2.) Zap-Away will be a part of an already growing segment (25-30%/year) of consumers who use alternative health care because of disenchantment with Over The Counter (OTC) drugs and a growing concern with adverse risk involving side effects and the body's negative reaction to these medications.

Alternative Health Care Market

Homeopathic products have been on the upswing for the past couple years given it is a significant alternative mode for treatment, it has gained increasing acceptance in mainstream American healthcare. The National Institute of Health has even awarded grant money for research in alternative treatments, including homeopathy.  Drug retailers have reported that homeopathy is one of the fastest growing category in the trade class of drug chains.

These segments include people ages 25-elderly who want to improve their quality of life and whose lifestyle values involve newness. The market of health care seekers is characterized by patients who can and will pay for their own health care that want to save time and money in the process. As much as 70% or more of these medical treatments, prescription drugs are paid for by the patient and not the insurer.

This kind of purchasing implies that alternative options made available to these patrons will keep them purchasing given the perceived value an overall effectiveness of the product. Zap-Away will market itself to this mass market of treatment provided it is a product that fits the criteria for the alternative market segment. At least 30-40% of Americans are familiar with the terminology and know the suggested benefits of using a homeopathic based product spending 13 billion/year or more on chiropractic, acupuncture, massage and homeopathy. Given this fact and the predisposition to being further educated about homeopathy as a value added natural ingredient alternative that will build awareness and increase value of the brand.

The company plans to build its initial market presence within the alternative health care market and will join the growth of the homeopathic segment as it fringes and moves towards the mainstream Over The Counter (OTC) pharmaceutical market.

International Markets

The company also has plans to expand across borders and tap into the international markets. The endorsement deal with Roy Jones will give us the ability to penetrate the Russian market subsequently upon arrival. We also plan to tap into the European and Asia-Pacific analgesic product market as well through strategic partnerships, joint ventures, and Mergers & Acquisitions. We also know that the UK is a huge market for homeopathy as well as Germany which are ideal dwellings for the Zap-Away brand. European marketing could be strengthened as a whole opening up the sector to homeopathic products helping consumers identify with a more logical option to remedy pain.  In Germany, they have an independent division of the German Federal Health Agency that publishes monographs on the safety and efficacy of herbal medicines. Management feels that Zap-Away will perform flawlessly under such review and will carefully research and plan how and when we will reach such markets.

Competition

There are many companies competing in the 34.6 billion dollar Over The Counter (OTC) analgesic product market. The major players being the Internal analgesic manufacturers including; Bayer, Pfizer, Johnson & Johnson, Prestige Brands, and Sanofi all hold a substantial market share and have been dominating this industry for ages. Bayer leads the category with three main brands known as Aleve, Bayer Aspirin and Midol.  The balance held by these Internal analgesic product manufacturers has to do with the mix held by private label companies and others. The major strengths of these major labels are obvious compared to Zap-Away present market position. The major players have:

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A Manufacturing cost advantage,

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Sophisticated market knowledge and access,

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Established sales capability,

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Strong R&D capacity,

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and of course brand loyalty

An important strength of Zap-Away is that its topical- pain relief is accomplished without any adverse risk of overdose and without consequent risk of side effects. This competitive strength is derived from the eversion and the cataclysmic shift previously noted in the market of Internal analgesic products. This shift is consumer preference, along with Zap-Away effectiveness and its ability to be a both a substitute or supplement to these competitors. Management is fully mindful that mainstream pharmaceutical companies have a watchful eye on the homeopathic product market and will act accordingly should market share be eroded due to homeopathic remedies. Becoming an acquisition candidate for any one of the leading competitors is very realistic goal. Management is committed to quality product development and in favor of partnering and forming strategic alliances which would enhance market capability, stimulate growth and sustainability.

The competition in the Topical analgesic pain market is head-to-head. These competitors consist of:

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Zostrix Capicasin

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Osmoflex Menthol

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BenGay Menthol

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Aspercreme Tromaline Salicylate

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Icy Hot Menthol

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Tiger Balm Menthol

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Sportscreme Menthol

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Mineral Ice Menthol

The basis for the competitive analysis is Zap-Aways most competitive feature:

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It doesn’t have any aforementioned advantages held by its predecessors-yet

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It doesn’t have a widespread brand recognition-yet.

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It doesn’t have any appreciable market share in the topical analgesic, alternative health, or homeopathy-yet.

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It does have a unique patented formula of safe effective ingredients that none of the enlisted products have.

Most Topical Analgesic products contain counter-irritants, including camphor, menthol, methyl salicylate, eucalyptus, wintergreen, and the ever so popular capsaicin. These ingredients even when blended cause a superficial inflammation on the skin serving to only hide pain by deadening pain receptors in the skin. What separates Zap-Away from these inferior products is our enriched all natural ingredients that stimulate blood flow to the body’s micro-capillaries and act synergistically with the body's tissue. This promotes self-healing of the body by getting to the root of the pain treating it at its source. Management feels that the effective nature of our product will give it clout amongst our competitors and will evoke consumer awareness.

Although our competitors have been around for quite some time and control the majority share of the market, they are vulnerable to new product introductions. Through negative publicity, recalls and individuals continuously seeking alternative options for a product that actually works to heal and restore using the body’s natural functions we feel through consumer awareness and the boosted use of our product will relatively enhance marketability.

Zap-Away will be position and marketed as the superior product to brands such as Icy Hot, Zostrix, Tiger Balm, Aspercreme and several others. However these venerated brands, large advertising budgets, and consumer loyalty are formidable competitive advantages but also give a clear unidentified target market for immense opportunity. The key indicator is implementing the proper strategy that will position the brand for immediate resonation to the consumer that will help create a new segment in the market that is attractive and popular across the various segments of this industry.

Zap-Away will promote itself as high quality value product that will be priced competitively and spread out strategically in a position of readiness for quick purchasing and packaged for convenient on the go usability. The analgesic, alternative, and homeopathic product market all support pricing based on perceived value. We will create value in the way the product is advertised, marketed, used and consumed, we will also look to acquire other brands (not topical analgesic products) but other products that can complement the brand and extend its other lines in order to generate sales growth. Zap-Away will monitor the life cycle of all its competitors closely in order to gain a competitive advantage and erode market share from the competition.

The best way to compete effectively in this market is to constantly position the product in the direct sight of consumers. Icy hot a primer leader in the industry does this constantly through various marketing campaigns, product versatility, celebrity endorsements, television ads, etc. These techniques have really registered with the consumer and has created a bond that has built consistent brand loyalty and stimulated sales growth dramatically. We feel that this strategy will underscore the importance of Zap-Aways plans and solidify our market presence outlining the purity, effectiveness and benefits passed directly to the consumer. Zap-Away will be a reputable opponent for the leading competition through aggressive marketing and advertising exploits we can successfully bridge the gap between industry segments and crossover into the mainstream market relatively easy. This more inclusive formula gives the product wider applicability on the competitive ingredient/effectiveness basis, the most critical factor will be creating the resources necessary to promote the product.

Future Competition

Previously denoted prior, the topical analgesic category, including natural ingredient products, will continue to be influenced through clinical studies, medical advancements and product innovations. The three main sources of new competition are as follows:

1. New formulas and/or new innovations of existing ingredients. Some examples are products that include ammonium compounds. These products are designed to provide pain-relief without the objectionable training smells, burning sensation and stinging from abraded skin that are usually caused by the overuse of menthol, methyl salicylate, and capsaicin as active ingredients. Zap-Aways formula is more high-tech and will serve the consumer more favorably.

2. Existing companies who are already increasing market share in this space and establishing themselves as major players. Zap-Away plans to position itself and become among the elite.

3. Drug chains that stretch across borders may produce their own private label homeopathic product and corral a share of this growing market- similar to the already proven analgesic product market. This scenario is more likely to happen as the homeopathic companies expand the sales volume in this market which will strip share points away from the market.

4. Zap-Away can be very competitive with proper execution and the right promotional support.

Marketing Strategies

We will increase market share by reducing market share from other competitors.  This strategy will capitalize on the developing market to date and capture a share of markets held by existing topical pain relieving applications. The key benefit being that other conventional products work to mask and dull the pain but Zap-Away stimulates the body's own self-healing ability to invariably battle an ailment. Another advantage is that by it being topical and not ingested it has no proven side effects that will inhibit or hinder its ability to become a formidable opponent for the leading competitors neither will affect nor interfere with any other medication being applied. Our strategy requires extensive advertising in mainstream media, including infomercial, commercials, cable TV, interactive TV, direct mail, independent sales rep, POP displays, and educational inserts/newsletters. One objective of planned control studies in regards to the effectiveness our formula is use scientific evidence to help bridge the narrowing gap between natural and conventional medicine. Product studies will help support this marketing strategies.

The company will also pursue preliminary inquiries from favored vendors to use Zap-Away in the workplace to study any reduction of lost work time and/or medical costs precipitated by repetitive stress injuries.

There are plans to expand and grow the alternative health care market through specialty catalogues, placement on retail shelves of health food stores, educational product inserts/newsletters, media appearances discussing products and promotion through independent sales reps.

Another prime target for Zap-Away will be network marketing companies that want to be involved in private label deals to create a more diverse product line for their sales force. Considering the dynamics revolving around this particular strategy may prove disruptive in terms of the distribution and the significance due to price increases that may not be supported. The company will create its own competition by developing private labels/and or separate companies to market different niches.

We will keep capital outlay at a minimum through licensing/Franchising Zap-Away to a brand name company. This would add value to the product in the form of brand name loyalty, manufacturing strength, and a strong sales/service force already in place. The company envisions its role in this particular strategic alliance as conducting scientific studies to increase the credibility of the brand and the development of new products. This strategy remains an option which could preclude other strategies under mutually accepted terms.

Marketing Plan

The company will project itself through direct selling in order to build awareness and gain exposure for the product. We plan to place the product in smaller venues in the local market such as gyms, college campuses, convenience stores, assistant living facilities, small drug retailers etc. This strategy will be a direct target on the end-user to purchase the product. It will help induce the birth of the brand and we expect this strategy will spark more interest and more sales through personal recommendations and word of mouth referrals directly from the consumer. This will allow the company to move from the direct selling phase and be an excellent market test designed to move into other identified market segments for mass marketing.

Our current plan is to expand and concentrate more on helping the consumer seek and develop product preference with heavy advertising of the brand name, the benefits of the product, the ease of use, and the guarantee. Company expectations are that all advertising will be enhanced by results controlled studies of product effectiveness.

The company plans to expand regionally, based on the existing markets and consumer profiles. The national market for analgesic products will be tested through catalogues with a distribution of 200 million. After regional presence is sustained, sales growth is established, and the product gains recognition, a national marketing strategy will take shape. The company plans to identify a top listed PR and marketing Firm that will enable us to forecast and solidify certain marketing functions.

Marketing Functions

1. A complete review and analysis of the Topical Analgesic Market

2. Utilization of Triad Groups conducted with the professional community and general consumers. The purpose is to identify professional and consumer preferences.

3. Create the products identity through research and consumer outreach programs

4. From product identification, we will establish professional and consumer strategic directions, which would affect product design, packaging, advertising, consumer promotion, and product publicity

5. Test both professional and consumer strategic direction via two more triad groups

6. Develop a launch marketing plan with all elements and budget for both professional and consumers

7. Actual implementation of the plan to include product changes, packaging, advertising, consumer promotion, display, and product publicity

Sales Function

Retail

Utilize and leverage the sales organization that will enable direct call coverage on the top 25 customers, which generally accounts for 80% of retail sales, and broker managed coverage in order to procure sales enhanced by various distribution channels.

Professional

Concentrating on the pharmacist community and other distribution outlets via co-ops directly by mail. Pharmacist recommendations at the point purchase will instinctively increase our ability to permeate through other outlets and assist tremendously in helping produce more sales, increase brand equity, growth and maturity.

Production

The production process will take place through manufacturers located centrally throughout the geographic region. Production orders will be processed by purchase orders for finished products. Raw materials will always be on hand for immediate release but will mostly be procured against purchase order requirements.  Packaging will be ordered through a separate manufacturer and sent to the operator to be filled, packaged, and shipped to a local shipping and fulfillment center. Each manufacturer will have the capacity to fill all projected orders in a timely and efficient manner. As orders increase Management will consider using a fulfillment service and drop-shipping to wholesale customers to improve delivery times of the product. Cost of goods is estimated between 15-25% gross sales.

We will take the necessary steps made appropriate in order to keep this steady by consistently finding ways to cut costs and keep capital expenditures at a minimum in comparison to overall production.

The production process does not require any specialized or proprietary machinery.

The most critical factors that need to be outlined in the production process are the high quality of raw materials and the incubation process, to assure a stable finished product. After the product is mixed and put through a series of test for potency, which is done by lot numbers (management will receive lot samples). One batch can produce 1200 gallons. Lead time from order to package is being estimated around 4 weeks minus any set/drawbacks or any failures from manufacturers. The good thing about the manufacturing of the Zap-Away product is that its formula though very unique can be produce by most manufacturers relatively easy. The company will have legitimate backup sources for manufacturing to make up for any mishaps during the production process.

Suppliers

Currently, the laboratory procures all production materials. There are no shortages of key components and multiple suppliers are available. As we reach certain milestones during the course of our projections more suppliers will be added in order to follow through on commitments, repurchase orders and the fulfillment of new order processes.

Subcontractors

All production will be subcontracted out. The company plans to develop sustainable partnerships throughout the industry to keep costs down and minimize ongoing capital expenditures from the hiring of personnel.

Property and Facilities

The company currently has no overhead in the form commercial and industrial property. We felt that it was necessary to outsource production for the first couple of years and keep the company viral and operable through a virtual office. This will allow us to put investors’ capital to work more effectively and allot more operating capital as well as cash reserves to deploy other variations and ensure better suitability in the form of capital outlay that will quickly enhance our growth and expansion plans. This structure is easily expandable, so the company is free to move more leisurely during its critical growth stage.

Patents and Trademarks

The company currently has a provisional patent on the formula and will seek a utility patent immediately after we secure investment capital. The name will also be trademarked to protect brand identity, infringement, and any unforeseen legality issues that may persist and impede progression of any production plans.

Government Regulations

There aren’t any federal, state, or local laws/regulations that affect the conduct of business. Most important is that manufacturers are in compliance with OSHA rules, regulations and guidelines. The product is regulated by the FDA as a nonprescription medicine. Zap-Aways formula are in full compliance with these guidelines and moral standards of the FDA. Management has great intentions to keep in compliance and sustain any former and latter relationships into the future.

Insurance and Taxes

Product liability insurance will be underwritten at the time of production roll-out. A buy sell agreement will take place at the existence of product launch as well as keyman insurance. All taxes will remain current throughout the process. The company will pay standard payroll taxes, Social Security, and corporate taxes. The product is sales tax exempt in certain geographic locations.

Need for any Government Approval of Products or Services:

We do not require any government approval for our services.

In the event any of our operations or products requires government approval, we will comply with any and all local, state and federal requirements.

Government and Industry Regulation:

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

Research and Development Activities:

Other than time spent researching our business and proposed markets and segmentation, the Company has not spent any funds on research and development activities to date. In the event opportunities arise from our operations, the Company may elect to initiate research and development activities, but the Company has no plans for any activities to date.

Employees and Employment Agreements:

We currently have 3 employees, our Chief Executive Officer and President, John C. Parks, who currently devotes approximately 15 hours a week to our business and is responsible for the primary operation of our business. Once the public offering is closed, Mr. Parks plans to spend the time necessary for the development of the Zap-Away, direct and manage freelance activity, organize the marketing campaign, supervise the technology integration, and direct the primary operations of the business. Mr. Mark A Jones, Chief Operating Officer, who currently devotes approximately 25 hours a week to Benaiah. He is responsible for corporate compliance, growth strategy, and the entire operations of Benaiah. Mr. Byron G. Jones, Vice President of Strategic growth and business development. His primary responsibilities are to strengthen the company’s growth mechanisms by implementing unique growth strategies that will induce and enhance marketability of the product, form strategic alliances with corporate allies to increase market share, and form partnerships with industry pioneers for global expansion. There are no formal employment agreements between the company and our current employee.

Benaiah Holdings Group, Inc. was incorporated under the laws of the state of North Carolina on July 9, 2014 and invest into high growth potential companies in industries such as: Residential and Commercial Real Estate, Technology and Retail and Wholesale Product Sales. Our fiscal year end is June 30 and we have no subsidiaries.

Our business offices are currently located at 2015 Ayrsley Town Blvd suite 202 Charlotte NC 28273. Our telephone number is 1-704-336-9382.

We have two executive officers, Mr. John C. Parks and Mr. Mark A. Jones, who also serve as our directors. Mr. Parks, our President and Senior Executive, is a retired General Manager of a Fortune 500 company with a career with increasing levels of responsibilities.

EMPLOYEES

We have commenced only limited operations, and therefore currently have no employees other than our officers/directors, who each spend approximately 15 to 20 hours a week on our business as is required. Mr. Parks and Mr. Jones are both engaged with other businesses which will occupy the remainder of their working time every week. Although neither Mr. Parks or Mr. Jones are under obligation to provide a minimum quantity of hourly services, they do not anticipate providing less than 6 hours per week of service in order to perform basic corporate maintenance and book keeping. Further details on these businesses can be found in the “Management” section below. We will consider retaining full-time management and administrative support personnel as our business and operations increase. We do not foresee engaging full-time management or administrative support personnel during the next 12 months.

Over the next 12 months, Mr. Parks will be primarily responsible for:

•

General management of our company's operations

•

Management and direction of financing activities

•

Ensuring the software development plan is on budget and on schedule

•

Overseeing the wine collection management system project development

•

Responsible for the discussion boards’ conception and policies.

Mr. Jones will be responsible for:

Our ability to achieve our business objectives and goals is entirely dependent upon the amount of shares sold in this Offering.

If we are not able to sell all of the shares of our common stock registered in this Offering, we will not implement our business plan at all, except maintaining our reporting with the SEC and remain in good standing with the state of North Carolina.. We will also need more funds if the costs of developing our acquisitions are greater than we have budgeted. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares We currently do not have any arrangements regarding this Offering or following this Offering for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain further financing, the successful development of our website, a successful marketing and promotion program, attracting and, further in the future, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. There are no assurances that we will be able to obtain further funds required for our continued operations. As widely reported, the global and domestic financial markets have been extremely volatile in recent months. If such conditions and constraints continue, we may not be able to acquire additional funds either through credit markets or through equity markets. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

If we are successful in selling 1,000,000 shares of common stock we plan to execute our business plan and pursue our business objectives and goals. We will spend $5,000 on marketing and advertising during the 12 months preceding the completion of this offering and will have no working capital available.

Our management does not anticipate the need to hire employees currently.

The realization of sales revenues in the next 12 months is important in the execution of our plan of operations. However, we cannot guarantee that we will generate such revenue. If we do not produce sufficient cash flow over the next 12 months, we may need to raise additional capital by issuing additional shares of common stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. We cannot assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for operations to continue.”

Activities to Date

We were incorporated in the State of North Carolina on July 9, 2014. From our inception to date, we have not generated any revenues and our operations have been limited to organizational matters related to the development of our business and our related to becoming a public company.

Since our inception we have not made any purchases or sales, and we have not been involved in any mergers, acquisitions or consolidations. However, our management is of the opinion that:

•

The market is ready for the type of service we propose;

•

The challenges we expect to face are surmountable; and

•

The cost of implementation and delivery of our proposed service is modest for a company of our size.

Our management has already begun discussions with legal counsel, transfer agent and Certified Public Accounting firm to ensure that we will meet all the compliance and disclosure requirements of being a public company. Mr. Jones, our Secretary, Treasurer and Director has provided us with an office space.

Results of Operations

During the period from July 9, 2014 (date of inception) through March 31, 2015, we incurred a cumulative net loss of $11,186. Our cumulative net loss consists entirely of organizational cost and general and administrative expenses incurred since our inception. From July 9, 2014 (date of inception) to March 31, 2015, we incurred total expense of $11,186 consisting of $7,995 in professional services and $3,231 in general and administrative expenses.

We expect that our expenses will increase in the coming months as a result of an increase in operations as well as legal and accounting expenses associated with becoming a reporting company. We have budgeted that these expenses will be approximately $9,000 for the next 12 months. We will need to raise additional funds to be able to meet these expected capital requirements, but there can be no assurance that we will be able to secure the required financing. If we are not able to raise the required financing, we will not be able to develop our business plan.

Purchase or Sale of Equipment

We have not purchased or sold, and we do not expect over the next twelve months to purchase or sell, any plants or significant equipment.

Revenues

We had no revenues for the period from July 9, 2014 (date of inception) through July 31, 2014.

Going Concern

We have incurred net losses of $3,160 from our inception on July 9, 2014 to July 31, 2104 and have completed only the preliminary stages of our business plan. We anticipate incurring additional losses before realizing any revenues and will depend on additional financing in order to meet our continuing obligations and ultimately, to attain profitability. Our ability to obtain additional financing, whether through the issuance of additional equity or through the assumption of debt, is uncertain. Accordingly, our consolidated financial statements for the period ended July 31, 2014 include an explanatory paragraph regarding concerns about our ability to continue as a going concern, including additional information contained in the notes to our financial statements describing the circumstances leading to this disclosure. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business.

Recently Issued Accounting Pronouncements

We do not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

BENAIAH HOLDINGS GROUP, INC.

FINANCIAL STATEMENTS

July 31, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Benaiah Holdings Group, Inc.

Las Vegas, NV

We have audited the accompanying balance sheet of Benaiah Holdings Group, Inc .. (the “Company") as of July 31, 2014, and the related statements of operations, changes in stockholders' deficit and cash flows for the period from July 9, 2014 (Inception) through July 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Benaiah Holdings Group, Inc. as of July 31, 2014, and the results of its operations and its cash flows for the period from July 9, 2014 (Inception) through July 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates continuity of business, realization of assets, and liquidation of liabilities in the ordinary course of business. As discussed in Note 2 to the financial statements, the Company is newly formed and has limited operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Malone Bailey, LLP

www.malonebailey.com

Houston, Texas

November 12, 2014

BENAIAH HOLDINGS GROUP, INC.

BALANCE SHEET

JULY 31, 2014

ASSETS
Current assets
Cash	$333
Prepaid expenses	5,000
Subscription receivable	250
Total current assets	5,583

Total assets	$5,583

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Related party payable	$5,998
Total current liabilities	5,998

Stockholders' deficit
Common stock, no par value; 75,000,000 shares authorized; 14,550,000 issued and outstanding	3,045
Subscription receivable	(300)
Accumulated deficit	(3,160)
Total stockholders' deficit	(415)

Total liabilities and stockholders' deficit	$5,583

See accompanying notes to financial statements.

BENAIAH HOLDINGS GROUP, INC.

STATEMENT OF OPERATIONS

PERIOD FROM JULY 9, 2014 (INCEPTION) TO JULY 31, 2014

Revenues	$	−

Operating expenses
Professional services		2,000
General and administrative		1,160
Total operating expenses		3,160

Loss from operations		(3,160)

Provision for income taxes		−

Net loss applicable to common shareholders		$(3,160)

Net loss per share, basic and diluted		$(0.00)

Weighted average shares outstanding, basic and diluted		12,283,700

See accompanying notes to financial statements.

BENAIAH HOLDINGS GROUP, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

PERIOD FROM JULY 9, 2014 (INCEPTION) TO JULY 31, 2014

	Common Stock			Accumulated	Subscription
	Shares	Amount		Deficit	Receivable	Total
Balance, July 9, 2014 (Inception)	−	$	−	$ −	$ −	$	−
Common stock issued for cash	9,550,000		2,045	−	−		2,045
Common stock issued for subscription receivable	2,750,000		550	−	(300)		250
Common stock issued as charitable contributions	2,250,000		450	−	−		450
Net loss, period ended July 31, 2014	−		−	(3,160)	−		(3,160)
Balance, July 31, 2014	14,550,000		$3,045	$(3,160)	$(300)		$(415)

See accompanying notes to financial statements.

BENAIAH HOLDINGS GROUP, INC.

STATEMENT OF CASH FLOWS

PERIOD FROM JULY 9, 2014 (INCEPTION) TO JULY 31, 2014

Cash flows from operating activities
Net loss		$(3,160)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued as charitable contributions		450
Change in operating asset and liabilities:
Prepaid expenses		(5,000)
Net cash used in operating activities		(7,710)

Cash flows from financing activities
Proceeds from sale of common stock		2,045
Borrowings from related party payable		6,867
Repayment of related party payable		(869)
Net cash provided by financing activities		8,043

Cash, beginning of period		−
Net change in cash		333
Cash, end of period		$333

Supplemental disclosure of non-cash financing activities
Subscription receivable		$550

Supplemental cash flow information
Cash paid for interest	$	−
Cash paid for income taxes	$	−

See accompanying notes to financial statements.

BENAIAH HOLDINGS GROUP, INC.

Notes to Financial Statements

July 31, 2014

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of Benaiah Holdings Group, Inc. (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.

Organization, Nature of Business and Trade Name

The Company was incorporated in the State of North Carolina on July 9, 2014 for the purpose of investing in various tangible and intangible assets including real estate, private equity holdings and private debt instruments. The Company has not yet realized revenues from its planned business activities.

Basis of Presentation and Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud.

Cash and Cash Equivalents

The Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

BENAIAH HOLDINGS GROUP, INC.

Notes to Financial Statements

July 31, 2014

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments (continued)

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

The Company’s valuation techniques used to measure the fair value of money market funds and certain marketable equity securities were derived from quoted prices in active markets for identical assets or liabilities. The valuation techniques used to measure the fair value of all other financial instruments, all of which have counterparties with high credit ratings, were valued based on quoted market prices or model driven valuations using significant inputs derived from or corroborated by observable market data.

In accordance with the fair value accounting requirements, companies may choose to measure eligible financial instruments and certain other items at fair value. The Company has not elected the fair value option for any eligible financial instruments.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

Net loss per Common Share

We compute basic net loss per common share by dividing our net loss attributable to common shareholders by our weighted-average number of common shares outstanding during the period. Computation of diluted net loss per common share is similar to our computation of basic net loss per common share except that the numerator is increased to exclude charges which would not have been incurred, and the denominator is increased to include the number of additional common shares that would have been outstanding (using the if-converted and treasury stock methods) if securities containing potentially dilutive common shares (stock options and convertible debt) had been converted to common shares, and if such assumed conversion is dilutive. All potential common shares outstanding have been excluded from diluted net loss per common share because the impact of such inclusion would be anti-dilutive.

Recently Issued Accounting Pronouncements

In July 2014, the Company elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the company to remove the inception to date information and all references to development stage.

BENAIAH HOLDINGS GROUP, INC.

Notes to Financial Statements

July 31, 2014

NOTE 2 – GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company was recently formed has not established source of revenues sufficient to cover its operating costs. These conditions raise substantial doubt as to our ability to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the Business paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

During the next year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with research and development. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds and funds from the sale of shares of stock to finance its operations and growth. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse affect upon it and its shareholders.

NOTE 3 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. When it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the period ended July 31, 2014 applicable under FASB ASC 740. We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet. All tax returns for the Company remain open.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

Income tax provision at the federal statutory rate	41.9%
Effect on operating losses	(41.9%)
−

BENAIAH HOLDINGS GROUP, INC.

Notes to Financial Statements

July 31, 2014

NOTE 3 – INCOME TAXES (CONTINUED)

Changes in the net deferred tax assets consist of the following:

	July 31, 2014

Net operating loss carry forward		$3,160
Valuation allowance		(3,160)
Net deferred tax asset	$	−

A reconciliation of income taxes computed at the statutory rate is as follows:

	July 31, 2014

Deferred tax asset		$1,324
Increase in valuation allowance		(1,324)
Net deferred tax asset	$	−

The net federal operating loss carry forward will expire in 2034. This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 4 – COMMON STOCK

The Company is authorized to issue up to 75,000,000 shares of no par value common stock.

During the period ended July 31, 2014, the Company issued 9,550,000 common shares for total cash proceeds of $2,045.

During the period ended July 31, 2014 the Company issued 2,750,000 common shares in exchange for a subscription receivable of $550, $250 was received prior to the report date and a has been accounted as a current asset subscription receivable. As of the day of the report, $300 was not received and has been accounted for as subscription receivable under equity on the balance sheet as of July 31, 2014.

During the period ended July 31, 2014, the Company issued 2,250,000 common shares valued at $0.01 per share as charitable contributions resulting in a total value of $450.

There were 14,550,000 shares of no par value common stock issued and outstanding at July 31, 2014.

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest. The Company has not formulated a policy for the resolution of such conflicts.

During the period ended July 31, 2014, an officer of the Company paid a total of $1,867 of expenses and $5,000 of prepaid expenses on behalf of the Company resulting in total advances of $6,867. Of this amount, $869 was repaid leaving an unpaid balance of $5,998 at July 31, 2014. The advances are due on demand and are zero interest bearing.

NOTE 6 – SUBSEQUENT EVENTS

Management has reviewed all events subsequent to July 31, 2014 and through October 7, 2014 and have identified the following:

On August 14, 2014, the Company amended its articles of incorporation to increase the number of authorized common shares from 1,000,000 to 75,000,000 and authorize the issuance of up to 5,000,000 shares of preferred stock.

BENAIAH HOLDINGS GROUP, INC.

FINANCIAL STATEMENTS

(UNAUDITED)

March 31, 2015

Balance Sheets as of March 31, 2015 and July 31, 2014 (Unaudited)	F-12
Statements of Operations for the three months ended March 31, 2015 and the period from inception (July 9, 2014) through March 31, 2015 (Unaudited)	F-13
Statement of Cash Flows for the period from inception (July 9, 2014) through March 31, 2015 (Unaudited)	F-14
Notes to Financial Statements (Unaudited)	F-15

BENAIAH HOLDINGS GROUP, INC.
BALANCE SHEETS
(UNAUDITED)

	March 31, 2015	July 31, 2014
ASSETS
Current assets
Cash	$198	$333
Prepaid expenses	5,000	5,000
Subscription receivable	-	250
Total current assets	5,198	5,583

Total assets	$5,198	$5,583

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$2,155	$-
Related party payable	11,184	5,998
Total current liabilities	13,339	5,998

Stockholders' deficit
Preferred stock, no par value; 5,000,000 shares authorized; none issued or outstanding	-	-
Common stock, no par value; 75,000,000 shares authorized; 14,550,000 issued and outstanding	3,045	3,045
Subscription receivable	-	(300)
Accumulated deficit	(11,186)	(3,160)
Total stockholders' deficit	(8,141)	(415)

Total liabilities and stockholders' deficit	$5,198	$5,583

See accompanying notes to unaudited financial statements.

BENAIAH HOLDINGS GROUP, INC.
STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended March 31, 2015	The period from Inception (July 9, 2014) to March 31, 2015

Revenues	$-	$-

Operating expenses
Professional services	1,575	7,955
General and administrative	583	3,231
Total operating expenses	2,158	11,186

Loss from operations	(2,158)	(11,186)

Provision for income taxes	-	-

Net loss applicable to common shareholders	$(2,158)	$(11,186)

Net loss per share, basic and diluted	$(0.00)	$(0.00)

Weighted average shares outstanding, basic and diluted	14,550,000	14,354,050

See accompanying notes to unaudited financial statements.

BENAIAH HOLDINGS GROUP, INC.
STATEMENT OF CASH FLOWS
(UNAUDITED)

The period from Inception (July 9, 2014) to March 31, 2015

Cash flows from operating activities
Net loss	$(11,186)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued as charitable contributions	450
Changes in operating asset and liability
Prepaid expenses	(5,000)
Accounts payable	2,155
Net cash used in operating activities	(13,581)

Net cash used in investing activities	-

Cash flows from financing activities
Proceeds from sale of common stock	2,595
Proceeds from related party payables	13,027
Repayment of related party payable	(1,843)
Net cash provided by financing activities	13,779

Cash, beginning of period	-
Net change in cash	198
Cash, end of period	$198

Supplemental disclosure of non-cash financing activities
Subscription receivable	$-

Supplemental cash flow information
Cash paid for interest	$-
Cash paid for income taxes	$-

See accompanying notes to unaudited financial statements.

BENAIAH HOLDINGS GROUP, INC.

Notes to Financial Statements

March 31, 2015

(Unaudited)

NOTE 1 – FINANCIAL STATEMENTS

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s most recent Annual Financial Statements filed with the SEC on Form S-1. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the prior from inception to July 31, 2014 included in the Form S-1, have been omitted.

The company has elected a June 30 fiscal year.

NOTE 2 – GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs. These conditions raise substantial doubt as to our ability to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the Business paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

During the next year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with research and development. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds and funds from the sale of shares of stock to finance its operations and growth. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse effect upon it and its shareholders.

NOTE 3 - RELATED PARTY TRANSACTIONS

During the period from inception on July 9, 2014 to March 31, 2015, an officer made cash advances to the company totaling $13,027. Of this amount, $1,843 was repaid leaving an unpaid balance of $11,184 at March 31, 2015. The advances are due on demand and are zero interest bearing.

NOTE 4 – SUBSEQUENT EVENTS

In May 2015, the Company issued 24,500,000 common shares to management.

Management has reviewed all events subsequent to March 31, 2015 through July 22, 2015, which is the date these financial statements were available to be issued, and determined there are no such events to disclose.

Until ________, 2015 [90 days from date of prospectus], all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This prospectus does not constitute an offer to sell nor are they seeking an offer to buy the securities referred to in this prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and the documents incorporated by reference are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant.

Name of Expense	Amount

Securities and Exchange Commission registration fee	$4
Legal, accounting fees and expenses(1)	$11,000
Edgar filing, printing and engraving fees(1)	$1,496
Total	$12,500

(1)

Estimated.

ITEM 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the North Carolina Statutes and by our Bylaws.

Under the North Carolina Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors’ immunity. Excepted from that immunity are: (a) a wilful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) wilful misconduct.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

ITEM 15. Recent Sales of Unregistered Securities

During July and August 2014, we issued 14,550,000 shares of the Company’s common for aggregate proceeds of $3,045.

On May 5, 2015, we issued 24,500,000 shares of the Company’s common stock for services.

We believe that the issuances of the securities set forth above were exempt from registration as offerings completed under Regulation D of the Securities Act and the regulations promulgated thereunder.

ITEM 16. Exhibits and Financial Statement Schedules

(a)

Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant.

3.2	Bylaws of Registrant.

5.1	Legal Opinion of Harold P. Gewerter, Esq.

23.1	Consent of MaloneBailey

23.2	Consent of Harold P. Gewerter, Esq. (incorporated in Exhibit 5.1)

99.1	Form of Subscription Agreement to be entered into in connection with this offering.

99.2	License Agreement

Undertakings

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”);

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most-recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amended registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on July 28, 2015.

BENAIAH HOLDINGS GROUP, INC.

By: /s/ John C. Parks

Name: John C. Parks

Title: President and Director

(Principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John C. Parks	President and Director	July 28, 2015
John C. Parks	(Principal executive officer)

/s/ Mark A. Jones	Secretary, Treasurer and Director	July 28, 2015
Mark A. Jones	(Principal accounting officer and principal financial officer)

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